Exhibit 99.(s)
HIGHLAND CAPITAL MULTI-STRATEGY FUND (THE “TRUST”)
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each whose name appears below nominates, constitutes and appoints each of R. Joseph Dougherty, M. Jason Blackburn and Michael Colvin (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all the capacities, to make, execute and sign: (i) any and all amendments and supplements to the Registration Statement on Form N-2 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, (ii) the abbreviated registration statement on Form N-2 pursuant to paragraph (b) of Rule 462 of the Securities Act of 1933, as amended (the “Abbreviated Registration Statement”), and (iii) any and all amendments and supplements to such Abbreviated Registration Statement with respect to the registration or offering of common shares of beneficial interest, par value $.001 per share, of the Trust, (the “Common Shares”) and the registration and offering of preferred shares, par value $.001 per share, of the Trust, (the “Preferred Shares”); and to file any of the foregoing and any and all exhibits and other documents requisite in connection therewith with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of Common Shares or Preferred Shares, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as to the undersigned officers and Trustees themselves might or could do.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
IN WITNESS WHEREOF, the undersigned Trustees and officers have hereunto set their hands this 19th day of October 2007.

/s/ Jason Blackburn M. Jason Blackburn	/s/ James D. Dondero James D. Dondero
Treasurer (Principal Financial Officer	Principal Executive Officer and
and Principal Accounting Officer)	President

/s/ R. Joseph Dougherty R. Joseph Dougherty	/s/ Timothy K. Hui Timothy K. Hui
Trustee and Senior Vice-President	Trustee

/s/ Scott F. Kavanaugh Scott F. Kavanaugh	/s/ James F. Leary James F. Leary
Trustee	Trustee

/s/ Bryan A. Ward Bryan A. Ward
Trustee